Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-2
            Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                   Due Period          9/30/2002
                                                   Determination Date 10/22/2002
                                                   Distribution Date  10/25/2002

I     Available in Certificate Account

      Principal collected on Mortgage Loans                        18,515,494.27
      All Liquidation Proceeds with respect to Principal                    0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Principal                                           0.00
      Principal portion of Purchase Price on
        Repurchased Mortgage Loans                                          0.00
      Substitution Adjustment with respect to Principal                     0.00
                                                                   -------------

          Principal Distribution Amount                            18,515,494.27

      Interest collected on Mortgage Loans                          6,777,952.19
      Interest portion of Purchase Price on
        Repurchased Mortgage Loans                                          0.00
      Recoveries on previously Liquidated Mortgages
        with respect to Interest                                            0.00
      Substitution Adjustment with respect to Interest                      0.00
      Master Servicer Monthly Advances
        (net of Compensating Interest)                              1,113,059.78
      Reimbursement of previous months Servicer Advances             -436,667.90
      Compensating Interest                                             5,232.38
      Investment Earnings on Certificate Account                            0.00
                                                                   -------------

          Interest Remittance Amount                                7,459,576.45

      Amount not Required to be deposited                                   0.00

          Total available in the Certificate Account               25,975,070.72

II    Distributions                            Per $ 1,000             Amount
                                               -----------         -------------

 1.   Aggregate Class AF Distribution          32.71734026         19,038,220.30

 2.   Aggregate Class A-IO Distribution         4.16666667            791,000.00

 3.   Aggregate Class MF-1 Distribution         4.99166677            165,523.67

 4.   Aggregate Class MF-2 Distribution         5.32500000            141,272.25

 5.   Aggregate Class BF Distribution           5.69166667            122,598.50

 6.   Aggregate Class AV Distribution          18.79858674          4,929,177.43

 7.   Aggregate Class MV-1 Distribution         2.05312525             40,651.88

 8.   Aggregate Class MV-2 Distribution         2.56145841             44,646.22

 9.   Aggregate Class BV Distribution           3.13645841             54,668.47

 10.  Aggregate Class X-IO Distribution         0.00000000                  0.00

 11.  Aggregate Class R Distribution                                        0.00

 12.  Aggregate Master Servicer Distribution                          647,312.00
                                                                   -------------

                  Total Distributions =                            25,975,070.72

III   Certificate Class Balances               Factor %              Amount
                                               --------           --------------

Opening Senior Class A Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group I
Certificates:
      (a) Class AF-1A                         91.65926644%        533,365,271.43

      (b)Class A-IO (Notional Amount)                             189,840,000.00

Opening Subordinated Class MF & BF
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group I Certificates:
      (a) Class MF-1                         100.00000000%         33,160,000.00
      (b) Class MF-2                         100.00000000%         26,530,000.00
      (c) Class BF                           100.00000000%         21,540,000.00
                                                                   -------------
                                                                   81,230,000.00

Opening Senior Class AV Certificate
Balances as reported in prior Monthly
Master Servicer Report for Group II
Certificates:
      (a) Class AV                            93.74459674%        245,807,707.11

Opening Subordinated Class MV & BV
Certificate Balances as reported in
prior Monthly Master Servicer Report for
Group II Certificates:
      (b) Class MV-1                         100.00000000%         19,800,000.00
      (c) Class MV-2                         100.00000000%         17,430,000.00
      (d) Class BV                           100.00000000%         17,430,000.00
                                                                   -------------
                                                                   54,660,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                               No.        Amount
                                                           ---        ------
      (a) Stated principal collected                                2,249,058.03
      (b) Principal Prepayments                            186     16,266,436.24
      (c) Liquidation Proceeds                                              0.00
      (d) Repurchased Mortgage Loans                         0              0.00
      (e) Substitution Adjustment related to Principal                      0.00
      (f) Recoveries on previously Liquidated
            Mortgages with respect to Principal                             0.00
                                                                   -------------
                  Total Principal Distribution                     18,515,494.27

1(b). Subordination Increase Amount                                 2,860,494.56

2(a). Class AF Principal Distribution
Amount for Group I Certificates:
                                              Per $ 1,000
                                              -----------
      1. Class AF                             28.99750170          16,873,646.24

2(b). Class MF & BF Principal
Distribution Amount Group I
Certificates:
      1. Class MF-1                            0.00000000                   0.00
      2. Class MF-2                            0.00000000                   0.00
      3. Class BF                              0.00000000                   0.00

2(c). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class AV                             17.17075089           4,502,342.59

2(d). Class AV Principal Distribution
Amount Group II Certificates:
      1. Class MV-1                            0.00000000                   0.00
      2. Class MV-2                            0.00000000                   0.00
      3. Class BV                              0.00000000                   0.00

2(e) Class M Applied Realized Loss for
Group I Certificates:
      1. Class MF-1                            0.00000000                   0.00
      2. Class MF-2                            0.00000000                   0.00
      3. Class BF                              0.00000000                   0.00

2(f) Class B Applied Realized Loss for
Group II Certificates:
      1. Class MV-1                            0.00000000                   0.00
      2. Class MV-2                            0.00000000                   0.00
      3. Class BV                              0.00000000                   0.00

                                               Factor %              Amount
                                               --------           --------------

Ending Senior Class A Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group I
Certificates:
      (a) Class AF-1A                         88.75951627%        516,491,625.19

      (b) Class A-IO (Notional Amount)                            189,840,000.00

Ending Subordinated Class MF & BF
Certificate Balances after distributions
of principal in this Monthly Master
Servicer Report Group I Certificates:
      (a) Class MF-1                         100.00000000%         33,160,000.00
      (b) Class MF-2                         100.00000000%         26,530,000.00
      (c) Class BF                           100.00000000%         21,540,000.00
                                                                   -------------
                                                                   81,230,000.00

Ending Senior Class AV Certificate
Balances after distributions of
principal in this Monthly Master
Servicer Report for Group II
Certificates:
      (a) Class AV                            92.02752165%        241,305,364.52

Ending Subordinated Class MV & BV
Certificate Balances after distributions of principal in this Monthly Master
Servicer Report for Group II
Certificates:

      (b) Class MV-1                         100.00000000%         19,800,000.00
      (c) Class MV-2                         100.00000000%         17,430,000.00
      (d) Class BV                           100.00000000%         17,430,000.00
                                                                   -------------
                                                                   54,660,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

            (b) Fixed Rate Certificates
                  applicable Pass-Through
                  Rate
                         1. Class AF-1A        4.87000%
                         2. Class A-IO         5.00000%
                         9. Class MF-1         5.99000%
                        10. Class MF-2         6.39000%
                        11. Class BF           6.83000%

      Variable Rate Certificates

            (b) LIBOR Rate                     1.81375%

                        1. Class AV            2.08375%
                        2. Class MV-1          2.46375%
                        3. Class MV-2          3.07375%
                        4. Class BV            3.76375%

      INTEREST REMITTANCE AMOUNT
1. Interest collected on Mortgage Loans             6,777,952.19
2. Interest advanced on Mortgage Loans                676,391.88
3. Compensating Interest on Mortgage Loans              5,232.38
4. Substitution Adjustment interest                         0.00
5. Purchase Price interest on
     repurchased accounts                                   0.00
6. Liquidation Proceeds interest portion                    0.00
7. Recoveries on previously Liquidated
     Mortgages with respect to Interest                     0.00
           TOTAL INTEREST REMITTANCE AMOUNT                         7,459,576.45

      Current Interest Requirement

                        1. Class AF-1A @ applicable
                             Pass-Through Rate                      2,164,574.06
                        2. Class A-IO @ applicable
                             Pass-Through Rate                        791,000.00
                        3. Class MF-1 @ applicable
                             Pass-Through Rate                        165,523.67
                        4. Class MF-2 @ applicable
                             Pass-Through Rate                        141,272.25
                        5. Class BF @ applicable
                             Pass-Through Rate                        122,598.50
                        6. Class AV @ applicable
                             Pass-Through Rate                        426,834.84
                        7. Class MV-1 @ applicable
                             Pass-Through Rate                         40,651.88
                        8. Class MV-2 @ applicable
                             Pass-Through Rate                         44,646.22
                        9. Class BV @ applicable
                             Pass-Through Rate                         54,668.47

      Interest Carry Forward Amount

                         1. Class AF-1A                     0.00
                         2. Class A-IO                      0.00
                         3. Class MF-1                      0.00
                         4. Class MF-2                      0.00
                         5. Class BF                        0.00
                         6. Class AV                        0.00
                         7. Class MV-1                      0.00
                         8. Class MV-2                      0.00
                         9. Class BV                        0.00
                        10. Class X-IO 0.00

      Certificates Interest Distribution Amount

                                                     Per $ 1,000
                                                     -----------
                        1. Class AF-1A                3.71983856    2,164,574.06
                        2. Class A-IO                 4.16666667      791,000.00
                        3. Class MF-1                 4.99166677      165,523.67
                        4. Class MF-2                 5.32500000      141,272.25
                        5. Class BF                   5.69166667      122,598.50
                        6. Class AV                   1.62783586      426,834.84
                        7. Class MV-1                 2.05312525       40,651.88
                        8. Class MV-2                 2.56145841       44,646.22
                        9. Class BV                   3.13645841       54,668.47
                                                                    ------------
                                                                    3,951,769.89

VI    Credit Enhancement Information

                                                                   Group I          Group II        Total
            (a) Senior Enhancement Percentage                         14.32%           19.68%          33.99%

            (b) Overcollateralization Amount:

                  1. Opening Overcollateralization Amount       5,336,587.63     4,802,689.82   10,139,277.45
                  2. Ending Overcollateralization Amount        6,755,532.21     6,224,013.52   12,979,545.73
                  3. Targeted Overcollateralization Amount     15,252,032.86    10,773,517.11   26,025,549.97
                  4. Subordination Deficiency                   8,496,500.65     4,549,503.59   13,046,004.24
                  5. Overcollateralization Release Amount               0.00             0.00            0.00

VII   Trigger Information

            1. (a) 60+ Delinquency  Percentage                   1.93%     1.57%
               (b)  Delinquency Event in effect
                     (Group I > 50% or Group II > 40%)?             NO        NO

            2. (a) Cumulative Loss Percentage                    0.00%     0.00%
               (b) Applicable Loss Percentage for
                     current Distribution                        2.25%     3.25%
               (c) Cumulative Loss Trigger Event in
                     effect                                         NO        NO

VIII  Pool Information                                      No.       Amount
                                                            ---       ------

      (a) Closing Mortgage Loan Principal Balance:
               1. Fixed Rate                               7,958  604,477,157.40
               2. Adjustable Rate                          2,633  302,189,378.04

                     Total Closing Mortgage Loan
                       Principal Balance:                 10,591  906,666,535.44

      (b) Balloon Mortgage Loans
               1. Fixed Rate                                 269   21,406,882.98
               2. Adjustable Rate                              0            0.00

                     Total Closing Mortgage Loan
                       Principal Balance:                    269   21,406,882.98

      (c) Weighted Average Mortgage Rate:
               1. Fixed Rate                                              9.437%
               2. Adjustable Rate                                         8.139%

                     Total  Weighted Average Mortgage Rate                9.005%

      (d) Weighted Average Net Mortgage Rate:
               1. Fixed Rate                                              8.946%
               2. Adjustable Rate                                         7.654%

      (e) Weighted Average Remaining Maturity:
               1. Fixed Rate                                              294.30
               2. Adjustable Rate                                         348.36

      (f) Weighted Average Original Maturity:
               1. Fixed Rate                                              315.00
               2. Adjustable Rate                                         359.00

IX    Delinquency Information                  No.        %           Amount
                                               ---       ---          ------


      A. Fixed Rate Mortgage Loans:
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts      320      3.52%     21,293,801.23
                  2. 60 - 89 Day Accounts      115      1.32%      7,983,150.26
                  3. 90+  Day Accounts         104      1.07%      6,496,003.62

            (b) Mortgage Loans -
                  In Foreclosure                44      0.43%      2,607,433.00
            (c) REO Property Accounts            2      0.02%        121,325.66

      B. Adjustable Rate Mortgage Loans:
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts      138      4.45%     13,450,709.69
                  2. 60 - 89 Day Accounts       34      0.93%      2,809,103.53
                  3. 90+  Day Accounts          32      0.76%      2,283,797.75

            (b) Mortgage Loans -
                  In Foreclosure                15      0.32%        963,216.45
            (c) REO Property Accounts            5      0.16%        474,111.09

      C. Total For All Mortgage Loans
            (a) Delinquent Contracts:
                  1. 31 - 59 Day Accounts      458      3.83%     34,744,510.92
                  2. 60 - 89 Day Accounts      149      1.19%     10,792,253.79
                  3. 90+  Day Accounts         136      0.97%      8,779,801.37

            (b)  Mortgage Loans -
                   In Foreclosure               59      0.39%      3,570,649.45
            (c)  REO Property Accounts           7      0.07%        595,436.75

X     Realized Losses                          No.                     Amount
                                               ---                    ---------

            1. (a) Gross Realized
                     Losses during the period    1                    20,226.28

               (b) Realized Losses during
                     the period
                        1. Group I                                    20,226.28
                        2. Group II                                        0.00
                                                                   ------------

                              Total                                   20,226.28

               (c) Cumulative Gross
                     Realized Losses             1                    20,596.91

               (d) Cumulative Realized Losses
                        1. Group I                                    20,596.91
                        2. Group II                                        0.00

                              Total                                   20,596.91

               (e) Cumulative Applied
                     Realized Losses

                          i. Class MF-1                                    0.00
                         ii. Class MV-1                                    0.00
                        iii. Class MF-2                                    0.00
                         iv. Class MV-2                                    0.00
                          v. Class BF                                      0.00
                         vi. Class BV                                      0.00

XI    Miscellaneous Information

      1. (a) Monthly Master Servicer Fee

                          i. Monthly Servicing Fee                   385,500.94
                         ii. Mortgage Fees                           253,234.71
                        iii. Mortgage Insurance
                               Premium Reimbursement                   8,576.35
                         iv. Certificate Account
                               Investment Earnings                         0.00

         (b) Amount of prior unpaid Master Servicing
               Fees paid with this distribution                            0.00

         (c) Total Master Servicing Fees paid with
               this distribution                                     647,312.00

         (d) Amount of unpaid Master Servicing Fees
               as of this distribution                                     0.00

      2. (a) Opening Master Servicer Advance Balance               3,818,925.44

         (b) Current Advance
               (exclusive of Compensating Interest)                1,113,059.78

         (c) Reimbursement of prior Master
               Servicer Advances                                    (436,667.90)
                                                                  --------------

         (d) Ending Master Servicer Advance Balance                 4,495,317.32

      3. Current period Compensating Interest                           5,232.38

      4. (a) Stepdown Date in effect?                      NO